EXHIBIT 23.1
MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Auto Star, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated August 11, 2008, with respect to the financial statements of Auto Star, Inc., in its Registration Statement on Form S-1 relating to the registration of 2,293,440 shares of common stock.

/s/ Moore & Associates Chartered

Moore & Associates Chartered
Las Vegas, Nevada
October 29, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501